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                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                               PALO ALTO, CA 94304


                                                                    EXHIBIT 5.01
                                                                    ------------

                                 April 25, 1997

VERITAS Software Corporation
1600 Plymouth Street
Mountain View,  CA 94043

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about April 25, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,907,101 shares of your Common Stock, par value $0.001 per share (the "Stock"), subject to issuance by you upon the exercise of:

        (a) stock options granted under the 1985 Stock Option Plan (the "1985 Plan") of VERITAS Software Corporation, a California corporation ("VERITAS California"), which are being assumed by you pursuant to the terms of the Agreement and Plan of Reorganization dated January 13, 1997 entered into between VERITAS California, OpenVision Technologies, Inc., a Delaware corporation ("OpenVision") and you (the "Plan of Reorganization");

        (b) stock options granted under the 1991 Executive Stock Option Plan (the "1991 Plan") of VERITAS California, which are being assumed by you pursuant to the terms of the Plan of Reorganization;

        (c) stock options granted under the 1992 Stock Plan (the "1992 Plan") of OpenVision, which are being assumed by you pursuant to the terms of the Plan of Reorganization;

        (d) awards to be granted under the 1993 Equity Incentive Plan (the "Equity Incentive Plan") of VERITAS California, and outstanding stock options granted thereunder, which Equity Incentive Plan and options are being assumed by you pursuant to the terms of the Plan of Reorganization;

        (e) stock options to be granted under the 1993 Directors Stock Option Plan (the "Directors Plan") of VERITAS California, and outstanding stock options granted thereunder, which Directors Plan and options are being assumed by you pursuant to the terms of the Plan of Reorganization;

        (f) purchase options to be granted under the 1993 Employee Stock
Purchase Plan (the "Stock Purchase Plan") of VERITAS California, and outstanding purchase options granted thereunder, which Stock Purchase Plan and purchase options are being assumed by pursuant to the terms of the Plan of
Reorganization.
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        (g) stock options granted under the 1996 Director Option Plan (the "1996
Directors Plan") of OpenVision, which are being assumed by you pursuant to the terms of the Plan of Reorganization;

        (h) purchase options granted under the 1996 Employee Stock Purchase Plan (the "OpenVision Purchase Plan") of OpenVision, which are being assumed by you pursuant to the terms of the Plan of Reorganization.

        The plans referred to in clauses (a) through (h) above are collectively referred to in this letter as the "Plans". In rendering this opinion, we have examined the following:

        (1) your registration statement on Form S-4 (File Number 333-23859) filed with and declared effective by the Commission on March 24, 1997, together with the Exhibits filed as a part thereof, including without limitation, each of the Plans and related stock option grant and exercise agreements;

        (2) the Registration Statement, together with the Exhibits filed as a part thereof;

        (3) the Prospectuses prepared in connection with the Registration Statement;

        (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of VERITAS California, that are in our possession; and

        (4) the stock records for both you and VERITAS California that you have provided to us.

        (5) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

        Based upon the foregoing, it is our opinion that the 5,907,101 shares of Stock that may be issued and sold by you upon the exercise of (a) stock options assumed under the 1985 Plan, the 1991 Plan, the 1992 Plan and the 1996 Directors Plan, (b) awards assumed or to be granted under the Equity Incentive Plan, (c) stock options assumed or to be granted under the Directors Plan,


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(d) purchase rights granted or to be granted under the Stock Purchase Plan, and
(e) purchase rights to be assumed under the OpenVision Purchase Plan, when issued and sold in accordance with the applicable plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be legally issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                            Very truly yours,


                                            FENWICK & WEST LLP


                                            By:  /s/ Fenwick & West LLP
                                                 -------------------------------
                                                 Jacqueline A. Daunt, Partner